UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 10, 2011

ZIPREALTY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51002	94-3319956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 300

Emeryville, CA 94608

(Address of Principal Executive Offices)

(Zip Code)

510-735-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The information in Item 2.02 is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

On January 10, 2011, ZipRealty, Inc. issued a press release announcing its preliminary net revenue results for the fiscal quarter ended December 31, 2010 and certain other information. The full text of the press release is set forth in Exhibit 99.1 hereto.

Item 7.01.	Regulation FD Disclosure.

The information in this Item 7.01 is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

On January 10, 2011, ZipRealty, Inc. issued a press release announcing a series of changes designed to enhance the Company’s focus on core strengths in technology, online marketing and its most attractive local real estate markets, as well as the anticipated financial impact of those changes. The full text of the press release is set forth in Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The information in Exhibit 99.1 is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

99.1	Press Release dated January 10, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIPREALTY, INC.
a Delaware corporation

Dated: January 10, 2011	By:	/s/ David A. Rector
David A. Rector
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description

99.1	Press Release dated January 10, 2011